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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32414) pertaining to the Long-Term Incentive Plan of Magna Entertainment Corp. of our reports dated February 15, 2001 and January 28, 2000, with respect to the financial statements of Ladbroke Racing Pennsylvania and Subsidiaries included in the Current Report on Form 8-K/A filed on June 19, 2001 with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

                                                               Ernst & Young LLP

Pittsburgh, Pennsylvania
June 19, 2001